   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON September 12, 2000
                                                       Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                ----------------

                       AMERICAN BIOGENETIC SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                         11-2655906
    (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                          Identification No.)

1375 Akron Street, Copiague, New York                              11726
(Address of Principal Executive Offices)                        (Zip Code)


                             2000 STOCK OPTION PLAN
                            (Full title of the plan)

                             DAVID H. MURPHREE, ESQ.
                          BROWN RUDNICK FREED & GESMER
                              ONE FINANCIAL CENTER
                                BOSTON, MA 02111
                     (Name and address of agent for service)

                                 (617) 856-8200
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                             Leonard W. Suroff, Esq.
                                1375 Akron Street
                            Copiague, New York 11726

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.



                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                                      Proposed maximum
Title of each class of securities         Amount to         Proposed maximum          aggregate offering        Amount of
         to be registered             be Registered(1)   offering price per Share          price(2)         registration fee(3)

Class A Common Stock,
   par value $.001 per share          3,000,000 shares         $1.844/share                $5,532,000            $1,460.45

================================================================================================================================


(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 2000 Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h)(1) and 457(c), on the basis of the average of the high and low sales prices per share of the Registrant's Class A Common Stock on the Nasdaq SmallCap Market on September 5, 2000.

(3)  Calculated pursuant to Rule 457(h)(1).



                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.

     American Biogenetic Sciences, Inc., which is referred to herein as the "Registrant," incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed March 30, 2000 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed May 12, 2000 pursuant to Section 13 of the 1934 Act;

     (c) The Registrant's Amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2000, filed May 16, 2000 pursuant to Section 13 of the 1934 Act;

     (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed August 10, 2000 pursuant to Section 13 of the 1934 Act; and

     (e) The Registrant's Current Report on Form 8-K filed July 27, 2000, relating to the listing of the Registrant's Class A Common Stock on the NASDAQ SmallCap Market; and

     (f) The description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 25, 1991 under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses. Section 7 of Article VII of the registrant's By-laws provides for indemnification of directors, officers, employees and agents of the Company to the extent permitted by the DGCL. In addition, Article 9 of the registrant's Restated Certificate of Incorporation provides, in general, that no director of the registrant shall be liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which provides that under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL provisions regarding the payment of dividends or stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits

5.1 Opinion and consent of Brown Rudnick Freed & Gesmer P.C. as to the legality of the Class A Common Stock being offered.

23.1   Consent of Arthur Andersen LLP

23.2   Consent of Brown Rudnick Freed & Gesmer P.C. (contained in Exhibit 5.1).

24.1 Power of Attorney (included in the signature page to this Registration Statement)

99.1   American Biogenetic Sciences, Inc. 2000 Stock Option Plan.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13
     or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Copiague, State of New York, on the day of September 12, 2000.


                                     AMERICAN BIOGENETIC SCIENCES, INC.

                                     By:  /s/ Alfred J. Roach
                                        ---------------------------------------
                                        Alfred J. Roach, Chairman of the Board


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Alfred J. Roach, Josef C. Schoell and Timothy J. Roach and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 12th day of September, 2000.

      Signature                                      Title
      ---------                                      -----

/s/ Alfred J. Roach
-------------------------------      Chairman of the Board and Director
    Alfred J. Roach


/s/ John S. North
-------------------------------      President, Chief Executive Officer
    John S. North                      and Director

/s/ Timothy J. Roach
-------------------------------      Secretary, Treasurer and Director
    Timothy J. Roach

/s/ Josef C. Schoell
-------------------------------      Vice President-Finance (Principal Financial
    Josef C. Schoell                    and Accounting Officer)

/s/ Ellena M. Byrne
-------------------------------      Director
    Ellena M. Byrne

/s/ Glenna M. Crooks
-------------------------------      Director
    Glenna M. Crooks

/s/ Joseph C. Hogan
-------------------------------      Director
    Joseph C. Hogan

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number
-------

5.1 Opinion and consent of Brown Rudnick Freed & Gesmer P.C. as to the legality of the Class A Common Stock being offered.

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Brown Rudnick Freed & Gesmer P.C. (contained in Exhibit
          5.1).

24.1 Power of Attorney (included in the signature page to this Registration Statement)

99.1      American Biogenetic Sciences, Inc. 2000 Stock Option Plan.